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                                                                   EXHIBIT 23.3


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference to our reserve reports dated as of December 31, 2001, 2000, and 1999, each of which is incorporated by reference in the Prospectus Supplement of El Paso Energy Partners, L.P. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By:  /s/ Frederic D. Sewell
                                          ------------------------------------
                                          Frederic D. Sewell
                                          Chairman and Chief Executive Officer

Dallas, Texas
April 19, 2002